Exhibit 99.1

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
860-787-7968
Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
860-810-6523
Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong First Quarter 2025 Results, Raises 2025 Outlook

•	Total revenues for the first quarter 2025 increased 14% to $65.5 billion

•	Shareholders’ net income for the first quarter 2025 was $1.3 billion, or $4.85 per share

•	Adjusted income from operations[1] for the first quarter 2025 was $1.8 billion, or $6.74 per share

•	2025 adjusted income from operations[1,2] increased to at least $29.60 per share[2]

BLOOMFIELD, CT, May 2, 2025 – Global health company The Cigna Group (NYSE: CI) today reported strong first quarter 2025 results, reflecting growth and focused execution across its diversified portfolio of businesses.

“We are building a more sustainable health care model by successfully delivering on our series of commitments and actions to improve transparency and support for our customers and patients,” said David M. Cordani, chairman and CEO of The Cigna Group. “Our strong first quarter results and increase in outlook for full-year earnings reflects the strength of our Evernorth Health Services and Cigna Healthcare growth platforms in a dynamic environment.”

Shareholders’ net income for first quarter 2025 was $1.3 billion, or $4.85 per share, and compares with a net loss of $0.3 billion, or $0.97 per share, for first quarter 2024.

The Cigna Group’s adjusted income from operations1 for first quarter 2025 was $1.8 billion, or $6.74 per share, compared with $1.9 billion, or $6.47 per share, for first quarter 2024.

The Cigna Group completed the divestiture of its Medicare businesses to HCSC on March 19th, 20253.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues4 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024

Total Revenues	$65,502	$57,255	$65,649
Net Investment Results from Equity Method Investments[4]	(50)	(8)	34
Adjusted Revenues[4]	$65,452	$57,247	$65,683

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,323	$(277)	$1,424
Net Investment (Gains) Losses[1]	(48)	1,827	(18)
Amortization of Acquired Intangible Assets[1]	336	322	375
Special Items[1]	229	3	64
Adjusted Income from Operations[1]	$1,840	$1,875	$1,845

Shareholders’ Net Income, per share	$4.85	$(0.97)	$5.13
Adjusted Income from Operations[1], per share	$6.74	$6.47	$6.64

•
Total revenues for first quarter 2025 increased 14% relative to first quarter 2024, reflecting growth of existing client relationships and strong specialty pharmacy growth in Evernorth Health Services.

•
The SG&A expense ratio[5] and adjusted SG&A expense ratio[5] were 6.4% and 5.8%, respectively, for first quarter 2025, compared to 6.5% and 6.4%, respectively, in first quarter 2024, reflecting strong revenue growth and business mix shift.

•	Year to date through May 1, 2025, the company repurchased 8.2 million shares of common stock for approximately $2.6 billion.

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended
	March 31,		December 31,
	2025	2024	2024

Total Pharmacy Customers[6]	122,283	122,767	118,304

U.S. Healthcare	16,364	17,562	17,502
International Health	1,679	1,622	1,645
Total Medical Customers[6]	18,043	19,184	19,147

Behavioral Care	23,416	23,801	23,932
Dental	18,466	18,443	18,258
Medicare Part D	—	2,558	2,571

Total Customer Relationships[6]	182,208	186,753	182,212

•	Total customer relationships[6] at March 31, 2025 were 182.2 million. Excluding the impact of the HCSC transaction[3], total customer relationships[6] increased 1% from December 31, 2024.

•	Total pharmacy customers[6] at March 31, 2025 increased 3% from December 31, 2024 to 122.3 million due to new sales and the continued expansion of relationships.

•
Total medical customers[6] at March 31, 2025 decreased 6% from December 31, 2024 to 18.0 million, primarily reflecting the impact of the HCSC transaction[3]. Excluding the impact of the HCSC transaction[3], total medical customers[6] as of March 31, 2025 were consistent relative to December 31, 2024.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and Specialty and Care Services operating segments, which provide independent and coordinated health solutions and capabilities to enable the health care system to work better and help people live richer, healthier lives.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care services.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Total Adjusted Revenues
Pharmacy Benefit Services	$29,742	$26,107	$30,273
Specialty and Care Services	$23,939	$20,119	$23,471
Adjusted Revenues[4]	$53,681	$46,226	$53,744
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$544	$525	$1,198
Specialty and Care Services	$890	$835	$948
Adjusted Income from Operations, Pre-Tax[1]	$1,434	$1,360	$2,146
Margin, Pre-Tax[7]	2.7%	2.9%	4.0%

•	Evernorth Health Services first quarter 2025 adjusted revenues[4] and adjusted income from operations, pre-tax[1], increased 16% and 5%, respectively, relative to first quarter 2024.

•	For Pharmacy Benefit Services first quarter 2025 relative to first quarter 2024:
◦	Adjusted revenues[4] increased 14% reflecting growth of existing client relationships and new business.

◦	Adjusted income from operations, pre-tax[1], increased 4% reflecting continued affordability improvements, partially offset by strategic investments to support business growth.

•	For Specialty and Care Services first quarter 2025 relative to first quarter 2024:
◦	Adjusted revenues[4] increased 19% reflecting strong specialty volume growth.

◦
Adjusted income from operations, pre-tax[1], increased 7% reflecting strong organic growth in specialty businesses, including increased Humira biosimilar adoption, partially offset by strategic investments to support business growth. Year-over-year growth was also impacted by lower net investment income in first quarter 2025 compared to first quarter 2024.

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides medical plans and other benefits and solutions for insured and self-insured clients and individual health insurance plans. International Health provides health care solutions in our international markets, as well as health solutions for globally mobile individuals and employees of multinational organizations. U.S. Healthcare included the Medicare and related businesses until the divestiture of such businesses to Health Care Services Corporation (“HCSC”)3 on March 19, 2025.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024

Adjusted Revenues[4,8]	$14,482	$13,277	$13,331
Adjusted Income from Operations, Pre-Tax[1]	$1,287	$1,340	$511
Margin, Pre-Tax[7]	8.9%	10.1%	3.8%

•	First quarter 2025 adjusted revenues[4,8] increased 9% relative to first quarter 2024, primarily reflecting premium rate increases to cover expected increases in underlying medical costs.

•	First quarter 2025 adjusted income from operations, pre-tax[1], decreased 4% relative to first quarter 2024, primarily driven by a higher MCR[5], partially offset by a lower SG&A expense ratio[5].

•
The Cigna Healthcare MCR[5] was 82.2% for first quarter 2025 compared to 79.9% for first quarter 2024. The increase for the first quarter was primarily driven by expected higher stop loss medical costs. The HCSC transaction[3] closed later than the company’s financial planning assumptions, increasing the first quarter Cigna Healthcare MCR[5] as the Medicare businesses operate at a higher MCR[5] compared to the rest of the portfolio.

•
Cigna Healthcare net medical costs payable[9] was $4.37 billion at March 31, 2025 which decreased relative to $4.86 billion at December 31, 2024, and $5.66 billion at March 31, 2024, driven by the HCSC transaction[3]. Favorable prior year reserve development on a gross pre-tax basis was $222 million and $226 million for the three months ended March 31, 2025 and 2024, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Other Operations is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024

Adjusted (Loss) from Operations, Pre-Tax[1]	$(411)	$(391)	$(424)

2025 OUTLOOK2

The Cigna Group’s outlook2 for full year 2025 consolidated adjusted income from operations1,2 is $29.60 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2025 dividends.

(dollars in millions, except where noted and per share amounts)

2025 Consolidated Metrics	Projection for Full Year Ending December 31, 2025	Change from Prior Projection
Adjusted Income from Operations, per share[1,2]	at least $29.60	+$0.10
Evernorth Adjusted Income from Operations, Pre-Tax[1,2]	at least $7,200
Cigna Healthcare Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,125	+$25
Cigna Healthcare Medical Care Ratio[2,5]	83.2% to 84.2%

The foregoing statements represent the Company’s current estimates of The Cigna Group’s 2025 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review first quarter 2025 results and discuss full year 2025 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of The Cigna Group’s website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:
Live Call
(888) 566-1889	(Domestic)
(773) 799-3989	(International)
Passcode: 05022025

Replay
(800) 835-8067	(Domestic)
(203) 369-3354	(International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has more than 180 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

1.
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income (loss). Adjusted income (loss) from operations is defined as shareholders’ net income (loss) (or income (loss) before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income (loss). See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income (loss).

2.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss), on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2025 dividends.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

3.
On March 19, 2025, the company completed the sale (the “HCSC transaction”) of its Medicare Advantage, Medicare Individual Stand-Alone Prescription Drug Plans, Medicare and Other Supplemental Benefits, and CareAllies businesses to Health Care Services Corporation (“HCSC”).

4.
Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

5.	Operating ratios are defined as follows:
•
The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points (“bps”).

•
SG&A expense ratio on a GAAP basis for the first quarter 2025 represents enterprise selling, general and administrative expenses of $4,213 million as a percentage of total revenue of $65.5 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the first quarter 2024 represents enterprise selling, general and administrative expenses of $3,705 million as a percentage of total revenue of $57.3 billion at a consolidated level.

•
Adjusted SG&A expense ratio for the first quarter 2025 represents enterprise selling, general and administrative expenses of $3,799 million excluding special items of $414 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the first quarter 2024 represents enterprise selling, general and administrative expenses of $3,668 million excluding special items of $37 million as a percentage of adjusted revenue at a consolidated level.

6.	Customer relationships are defined as follows:
•
Total medical customers includes individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or administrative services agreement issued by Cigna Healthcare; have access to Cigna Healthcare’s provider network for covered services under their medical plan; or have medical claims that are administered by Cigna Healthcare.

•	Total customer relationships and total medical customers as of December 31, 2024, excluding the impact of the HCSC transaction[3], were 179,712 thousand and 18,055 thousand, respectively.

7.	Margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.
The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

9.
Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.51 billion as of March 31, 2025, $5.02 billion as of December 31, 2024, and $5.86 billion as of March 31, 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected outlook for 2025 (including adjusted revenues; adjusted income from operations, including on a per share, and segment basis; adjusted SG&A expense ratio; adjusted effective tax rate; cash flow from operations; capital expenditures; shareholder dividends; weight average shares outstanding; medical care ratio; and total medical customers); future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives, including our ability to successfully implement actions across our business to strengthen our platform and build a more sustainable model for healthcare; economic, regulatory or competitive environments; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with health care payors, physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; risks related to our use of artificial intelligence and machine learning; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations which could lead to an impairment charge; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs and providing services to payors who participate in government-sponsored programs; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates; risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP			Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
	Three Months Ended		Three Months Ended
	March 31,		December 31,
(Dollars in millions, except per share amounts)	2025	2024	2024

REVENUES

Pharmacy revenues	$48,633	$42,036	$49,941
Premiums	12,736	11,603	11,503
Fees and other revenues	3,895	3,326	3,928
Net investment income	238	290	277
Total revenues	65,502	57,255	65,649
Net investment results from certain equity method investments	(50)	(8)	34
Adjusted revenues (1)	$65,452	$57,247	$65,683

Shareholders’ net income (loss)	$1,323	$(277)	$1,424
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services	$1,434	$1,360	$2,146
Cigna Healthcare	1,287	1,340	511
Corporate and Other Operations	(411)	(391)	(424)
Adjusted income tax expense	(470)	(434)	(388)
Consolidated after-tax adjusted income from operations	$1,840	$1,875	$1,845

Weighted average shares (in thousands) (2)	272,953	289,717	277,784
Common shares outstanding (in thousands)	269,773	284,014	273,789
SHAREHOLDERS’ EQUITY at March 31,	$40,226	$41,181
SHAREHOLDERS’ EQUITY PER SHARE at March 31,	$149.11	$145.00

	Three Months Ended				Three Months Ended
	March 31,				December 31,
	2025		2024		2024
(Dollars in millions, except per share amounts)	Pre-tax	After- tax	Pre-tax	After- tax	Pre-tax	After- tax

SHAREHOLDERS’ NET INCOME (LOSS)

Shareholders’ net income (loss)		$1,323		$(277)		$1,424
Adjustments to reconcile adjusted income from operations
Net investment (gains) losses (3)	$(48)	(48)	$1,828	1,827	$(34)	(18)
Amortization of acquired intangible assets	422	336	423	322	424	375
Special Items
Integration and transaction-related costs	216	164	37	29	98	76
Strategic optimization program	215	163	—	—	—	—
Deferred tax expenses, net	—	17	—	17	—	9
(Gain) loss on sale of businesses	(41)	(115)	19	(43)	(130)	(21)
Adjusted income from operations (4)		$1,840		$1,875		$1,845

DILUTED EARNINGS PER SHARE

Shareholders’ net income (loss) (5)		$4.85		$(0.97)		$5.13
Adjustments to reconcile to adjusted income from operations
Net investment (gains) losses (3)	$(0.18)	(0.18)	$6.31	6.31	$(0.12)	(0.06)
Amortization of acquired intangible assets	1.54	1.23	1.46	1.10	1.53	1.34
Special Items
Integration and transaction-related costs	0.79	0.60	0.12	0.10	0.35	0.27
Strategic optimization program	0.79	0.60	—	—	—	—
Deferred tax expenses, net	—	0.06	—	0.06	—	0.03
(Gain) loss on sale of businesses	(0.15)	(0.42)	0.07	(0.15)	(0.47)	(0.07)
Adjusted income from operations (2) (4)		$6.74		$6.47		$6.64

(1)  Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) The calculation of weighted average shares includes the impact of potentially dilutive securities for the calculation of Adjusted income from operations per share.

(3) Includes Net investment gains/losses as presented in our Consolidated Statements of Income, as well as the Company’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(4) Adjusted income (loss) from operations is defined as shareholders’ net income (loss) (or income (loss) before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.

(5) For the three months ended March 31, 2024, due to the anti-dilutive effect resulting from the Shareholders’ net loss for the period, the impact of potentially dilutive securities has been excluded from the calculation of weighted average shares for the calculation of diluted Shareholders’ net loss per share. Weighted average shares used to calculate diluted Shareholders’ net loss per share for the three months ended March 31, 2024 were 286,465 thousand. For the three months ended March 31, 2025 and December 31, 2024, the calculation of weighted average shares includes the impact of potentially dilutive securities for the calculation of diluted Shareholders net income per share.